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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

CONTACT:

Christopher A. Modrzynski
Vice President and Chief Financial Officer
Video Services Corporation
(201) 767-1000

Lisa Ellis/Jake Wengroff
G.S. Schwartz & Co.
(212) 725-4500

                INTERNATIONAL POST LIMITED ANNOUNCES MERGER WITH
                           VIDEO SERVICES CORPORATION

    $90 Million Company Is Leading Technology and Creative Services Provider
                        for Broadcast Industry Worldwide

NEW YORK, NY, August 27, 1997 - International Post Limited (NASDAQ National Market - POST), New York City, a leading provider of technical and creative services to the television industry, and Video Services Corporation, Northvale, N.J., a privately held advanced technology company specializing in value-added video services for the cable and broadcast television and corporate markets, announced that the merger (the "Merger") of the companies was approved at a special meeting of stockholders of International Post on August 26, 1997 and completed on August 27, 1997.

                  The name of the merged company will be Video Services Corporation. The common stock will trade on the Nasdaq National Market under the symbol VSCX. Under the terms of the merger agreement announced on July 2, 1997, International Post issued approximately 7.0 million shares of common stock in connection with the merger.



CRITICAL MASS IN A CONSOLIDATING INDUSTRY
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                  "We expect the Merger to offer strategic and financial
synergies that will have immediate impact," explained Louis H. Siracusano, President and Chief Executive Officer of the newly formed company. "The additional services that we can market to our combined customer base provide a comprehensive outsourcing solution and a powerful competitive advantage." Mr. Siracusano was formerly the Chairman, President and Chief Executive Officer and a director of the previous Video Services entity.

                  "We anticipate a more predictable revenue stream based on the long-term client relationships firmly established by Video Services, with added stability to the company's earnings and cash flow," said Terrence A. Elkes, Chairman of the Board of the new company. Mr. Elkes is Managing Director of Apollo Partners, Ltd. and is the former President and Chief Executive Officer of Viacom International, Inc.

SYNERGIES IN ACTION--NINE OPERATING SUBSIDIARIES IN THREE STATES

                  The merger of the two companies offers present and potential clients a comprehensive outsourcing solution -- each of the nine operating subsidiaries is a leader in its market. The new company will offer a "one-stop shop" for all aspects of artistic and technical video production services--in any format, from creative editing to the most sophisticated engineering services worldwide.

                  Video Services Corporation's capabilities include:

                  - Design, engineering and production of advanced digital and analog video systems for the television, cable, post-production and corporate markets.

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                  -        Commercial integration and distribution of broadcast
                           quality content via satellite and fiber optics to both the broadcast and cable television networks and syndicated programming markets

                  - Special video effects in high resolution formats for television commercials and programming

                  - Technical and creative services to producers of original programming

                  - Studio facilities and multi-standard post-production services to international programmers

                  - Standards conversion, network playback, duplication and audio services to international programmers and owners of television and film libraries

                  - Rental of professional video equipment to the sports, entertainment and other professional broadcast markets

                  - Design and production of intranets, extranets, and internet sites as well as consulting, creative and support services to these technologies

GROWTH OPPORTUNITIES

                  Video Services Corporation is well-positioned to capitalize on opportunities created by emerging compression technologies and the proliferation of new distribution channels, as well as the industry-wide migration of broadcasting standards from analog to digital.

                  This news release contains forward-looking statements which are based on the Company's expectations and are subject to a number of risks and uncertainties, certain of which

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are beyond the Company's control. Actual results could vary materially from expected results due to a variety of factors, including but not limited to, the general performance of the economy, specifically as it affects the advertising, entertainment and television and video industries; the international economic and political climate which could impact the sale of domestic programming overseas; significant changes in video technology in the post-production, video and communications industries; and other factors applicable to the Company and its business referred to in the Securities and Exchange Commission filings of the Company, particularly the Company's Form 10-K filing for the year ended July 31, 1996 and the proxy statement regarding the stockholders meeting to vote on the Merger dated July 25, 1997.

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